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                                                                    EXHIBIT 23.3

The Board of Directors
Morgan & Banks Limited
Level 11, Grosvenor Place
225 George Street
SYDNEY, NSW 2000

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    We hereby consent to the incorporation by reference in previously filed Registration Statements (Nos. 333-81843, 333-63631, 333-50699, 333-18937,
333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131 and 333-96101)
of TMP Worldwide Inc. and Subsidiaries of our report dated April 15, 1999, relating to the consolidated profit and loss statement of Morgan & Banks Limited for the year ended December 31, 1998 and cash flow statement for the nine month period ended December 31, 1998.

Sydney Australia
March 19, 2001

/s/ PANNELL KERR FORSTER
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PANNELL KERR FORSTER